As filed with the Securities and Exchange Commission on November 16, 1994
                                   Registration No. 33-

             SECURITIES AND EXCHANGE COMMISSION
                   Washington, D.C. 20549

                          Form S-8

                   REGISTRATION STATEMENT

                            UNDER

                 THE SECURITIES ACT OF 1933

                    EASTMAN KODAK COMPANY
   (Exact Name of Registrant as Specified in Its Charter)

     New Jersey                    16-0417150
     (State of Other Jurisdiction  (I.R.S. Employer
     of Incorporation or           Identification Number)
     Organization)

         343 STATE STREET, ROCHESTER, NEW YORK 14650
     (Address of Principal Executive Offices) (Zip Code)

                    EASTMAN KODAK COMPANY
          1990 OMNIBUS LONG-TERM COMPENSATION PLAN
                  (Full Title of the Plan)

                   GARY P. VAN GRAAFEILAND
    Senior Vice President, Secretary and General Counsel
                    Eastman Kodak Company
                      343 State Street
                  Rochester, New York 14650
                       (716) 724-4332
           (Name and Address of Agent For Service)

  Approximate date of commencement of the proposed sale of
                the securities to the public:

     From time to time after the Registration Statement
                     becomes effective.

Pursuant to Instruction E to Form S-8, the contents of Registration Statement No. 33-35214 are incorporated herein by reference.


               CALCULATION OF REGISTRATION FEE

                       Propose  Proposed
Title of               d        Maximum
Securities  Amount to  Maximum  Aggregate    Amount of
to be       be         Offerin  Offering     Registra-
Registered  Registere  g Price  Price(1)     tion Fee
            d          Per
                       Share(1
                       )

Common      6,033,600  $45.63   $275,313,16  $94.936.24
Stock, par                      8
value $2.50
per share



(1) Estimated on the basis of trading prices on November 11, 1994, solely for the purpose of determining the registration fee.



                           PART II
         INFORMATION NOT REQUIRED IN THE PROSPECTUS


Item 8.   Exhibits

EXHIBIT
NUMBER         EXHIBIT

5 Opinion of Gary P. Van Graafeiland as to the legality of the securities registered

24A Consent of Price Waterhouse LLP, independent accountants

24B     Consent of Gary P. Van Graafeiland (included in
        Exhibit 5 to this Registration Statement)


Item 9.   Undertakings

A.  To Update Annually

(a)  The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i)  to include any prospectus required by
               Section 10(a)(3) of the Securities Act of
               1933;

          (ii) to reflect in the Prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

          (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section
          15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of
     1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

B.  Indemnification of Certain Persons

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange
     Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                         SIGNATURES

     Pursuant to the requirements of the Securities Act
of 1933, the registrant certifies that it has reasonable
grounds to believe that it meets all of the requirements
for filing on Form S-8 and has duly caused this
registration statement to be signed on its behalf by the
undersigned, thereunto duly authorized, in the City of
Rochester, State of New York, on this     day of
November, 1994.

                         EASTMAN KODAK COMPANY


                         By:  George M. C. Fisher
                              Chairman of the Board,
                              President and Chief
                              Executive Officer

     Pursuant to the requirements of the Securities Act
of 1933, this registration statement has been signed by
the following persons in the capacities indicated on
November    , 1994.

Name                  Title
Richard S. Braddock   Director
Martha Layne Collins  Director
Charles T. Duncan     Director
Alice F. Emerson      Director
George M.C. Fisher    Director
Roberto C. Goizueta   Director
Paul E. Gray          Director
C. Michael Hamilton   General Comptroller (Principal
                      Accounting Officer)

Karlheinz Kaske       Director
Harry L. Kavetas      Executive Vice President and Chief
                      Financial Officer (Principal
                      Financial Officer)

John J. Phelan, Jr.   Director
Wilbur J. Prezzano    Director

Leo J. Thomas         Director

Richard A. Zimmerman  Director


                        EXHIBIT INDEX

EXHIBIT NUMBER  EXHIBIT                           PAGE

5               Opinion of Gary P. Van
                Graafeiland as to the legality
                of the securities registered

24A             Consent of Price Waterhouse LLP,
                independent accountants

24B             Consent of Gary P. Van
                Graafeiland (included in Exhibit
                5 to this registration
                statement)


                                   Exhibit 5

November 16, 1994


Eastman Kodak Company
343 State Street
Rochester, New York 14650

Ladies and Gentlemen:

I am Senior Vice President, Secretary and General Counsel of Eastman Kodak Company, a New Jersey corporation
("Kodak").

With respect to the Registration Statement on Form S-8
(the "Registration Statement") filed today by Kodak with the Securities and Exchange Commission for the purpose of registering under the Securities Act of 1933, as amended, 6,033,600 additional shares of common stock, $2.50 par value, of Kodak (the "Shares") to be granted under or issued upon the exercise of options and stock appreciation rights granted under the Eastman Kodak
Company 1990 Omnibus Long-Term Compensation Plan (the
"Plan"), I have examined originals or copies, certified or otherwise identified to my satisfaction, of such corporate records, certificates, and other documents and instruments, and such questions of law, as I have considered necessary or desirable for the purpose of this opinion.

Based on the foregoing, I am of the opinion that the Shares will, when the Registration Statement has become effective and the Shares have been issued and delivered as contemplated in the Registration Statement and in the Plan, be legally issued, fully paid, and non-assessable.

I consent to the filing of this opinion as an exhibit to the Registration Statement.

                         Very truly yours,




                         Gary P. Van Graafeiland
                         Senior Vice President,
                         Secretary and General Counsel


                              Exhibit 24A


CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 31, 1994, except as to the Subsequent Event note, which is as of March 2, 1994, which appears on page
18 of the Eastman Kodak Company Annual Report on Form
10-K for the year ended December 31, 1993.




Price Waterhouse LLP


New York, New York
November 16, 1994





November 16, 1994



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Re:  Eastman Kodak Company Registration Statement on Form
     S-8 Relating to Additional Shares Under the Eastman
     Kodak Company 1990 Omnibus Long-Term Compensation
     Plan

Ladies and Gentlemen:

We are filing today by electronic EDGAR transmission
Eastman Kodak Company's Registration Statement on Form
S-8 for the Eastman Kodak Company 1990 Omnibus Long-Term
Compensation Plan. The filing fee of $97,786.62 was wire transferred on October 27, 1994 to the Commission's account at Mellon Bank in Pittsburgh, PA. This amount is in excess of the required fee of $94,936.24 by $2,850.38.
Please remit this excess amount to Eastman Kodak Company to the attention of the undersigned.

Please call the undersigned at 716-724-4368 if you have any questions.

                         Very truly yours,



                         Joyce P. Haag


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